UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2006

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2006, the Compensation Committee of the Board of Directors (the "Committee") of Cabot Corporation ("Cabot") approved annual short-term incentive compensation awards for fiscal year 2006 for Cabot’s executive officers. The awards are not made pursuant to a written plan or arrangement but are based on an evaluation of performance against objectives that were set at the beginning of fiscal year 2006. The performance objectives included Company-wide, business unit and functional area goals, as well as individual performance goals. In assessing performance against objectives, the Committee considered actual results against the specific deliverables associated with each objective and business plan, the complexities inherent in each objective, the level of achievement against the objectives and market conditions. The Committee then made an overall assessment and judgment about each executive officer's performance and considered prior year awards, internal equity, and the overall market competitiveness of such individual's total cash and total compensation to determine the amount of the incentive bonus award.

Cabot’s principal executive officer, principal financial officer and the named executive officers disclosed in Cabot’s proxy statement for the 2006 Annual Meeting of Stockholders received the following awards:

Name and Principal Position Amount

Kennett F. Burnes, $650,000
Chairman, President and CEO

Jonathan P. Mason $150,000
Executive Vice President and Chief Financial Officer

Dirk L. Blevi $150,000
Executive Vice President and General Manager, Europe

William J. Brady $100,000
Executive Vice President and General Manager, Carbon Black

Brian A. Berube $150,000
Vice President and General Counsel

Eduardo E. Cordeiro $150,000
Vice President and General Manager, Supermetals

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

November 16, 2006	By:	/s/ Brian A. Berube

Name: Brian A. Berube
Title: Vice President and General Counsel